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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                           FIFTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                                         December 23, 2003

To each of the several holders of Restricted Stock named in Exhibit A attached hereto.

Ladies and Gentlemen:

         Pursuant to the Registration Rights Agreement dated as of November 26, 1997 by and among t. Breeders, Inc., now known as Viacell, Inc., a Delaware corporation (the "Company"), and the purchasers listed in the signature pages thereto (as amended and restated by that certain Amended and Restated Registration Rights Agreement, dated April 11, 2000, and as further amended by the Second Amended and Restated Registration Rights Agreement, dated November 10, 2000, the Third Amended and Restated Registration Rights Agreement, dated October 25, 2001, and the Fourth Amended and Restated Registration Rights Agreement, dated September 30, 2003, the "Old Registration Rights Agreement"), the Company granted certain registration rights to the holders of the Company's
(i) Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred"), (ii) Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred"), (iii) Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred"), (iv) Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred"), (v) Series E Convertible Preferred Stock, $.01 par value (the "Series E Preferred"), (vi) Series F Convertible Preferred Stock, $.01 par value (the "Series F Preferred"), (vii) Series G Convertible Preferred Stock, $.01 par value (the "Series G Preferred"), (viii) Series H Convertible Preferred Stock, $.01 par value (the "Series H Preferred"),
(ix) Series I Convertible Preferred Stock, $.01 par value (the "Series I Preferred"), (x) Series J Convertible Preferred Stock, $.01 par value (the "Series J Preferred"), and (xi) the Warrant Agreements exercisable for Common Stock (as defined herein) issuable pursuant to the Series D Unit/Series E Preferred Stock Purchase Agreement, dated as of November 26, 1997, the Warrant Agreements exercisable for Common Stock issuable to ARE-One, dated February 24, 2000, the Warrant Agreements exercisable for Common Stock issuable to Amgen Inc., dated as of April 9, 2002, the Warrant Agreements exercisable for Preferred Stock issuable to General Electric Capital Corporation, in connection with the debt facility, dated October 16, 2003, and the Warrant Agreements exercisable for Common Stock issuable pursuant to the Series J Purchase Agreement, dated September 30, 2003 (collectively, the "Warrants"). Pursuant to this Fifth Amended and Restated Registration Rights Agreement (this "Agreement"), the Company is granting certain registration rights to the holder of shares of Series K Preferred Stock, $.01 par value (the "Series K Preferred," and together with the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred, the "Preferred Securities"), who purchases such shares pursuant to a Securities Purchase Agreement of even date herewith (the "Series K Purchase Agreement"). In addition, the parties to the Old Registration Rights Agreement intend that, upon execution of this Agreement, the provisions of the Old Registration Rights Agreement shall be terminated and superseded in their entirety by this Agreement. The Company covenants and agrees with each of you as follows:

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         1.       Termination of Old Registration Rights Provisions. The Old
Registration Rights Agreement is hereby terminated in its entirety and is of no further force or effect.

         2. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  (b) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

                  (c) "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion or exercise of the Preferred Securities.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (e) "Registration Expenses" shall mean the expenses so described in Section 8.

                  (f) "Restricted Stock" shall mean the Conversion Shares and the shares of Common Stock issued or issuable upon exercise or conversion of the Warrants (or upon conversion of any Preferred Securities issuable pursuant to the Warrants), excluding any such shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act; provided, that for the purposes of this definition, the holder of any such Preferred Securities or Warrants shall be deemed to be the holder of the shares of Common Stock issuable upon the conversion or exercise of such Preferred Securities or Warrants.

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (h) "Selling Expenses" shall mean the expenses so described in Section 8.

                  (i) "Senior Securities" shall mean the (i) Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred, Series J Preferred and Series K Preferred and (ii) the Warrants.

         3.       Certain Transfers

                  (a) Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Securities or Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Ropes & Gray LLP or Goodwin Procter LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such

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stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to (i) any affiliate of such holder as defined under Rule 144 of the Securities Act, (ii) its partners, shareholders, members or other equity holders, (iii) any Immediate Family member (as defined below), (iv) any heir, executor or legal representative, (v) to any charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, for no consideration, or (vi) any trustee of an inter-vivos trust or testamentary trust for the benefit of Immediate Family members. Each certificate for Preferred Securities or Conversion Shares transferred as above provided shall bear the legend set forth in Section 3(b), except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or Rule 144A (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 3(a) shall not apply to securities which are not required to bear the legend prescribed by Section 3(b) in accordance with the provisions of that Section. As used herein, "Immediate Family" shall mean any lineal ancestors or descendants, spouse, sibling, in-laws, aunts, uncles, nieces and nephews.

                  (b) Restrictive Legend. Each certificate representing Preferred Securities or Restricted Stock shall, except as otherwise provided in
Section 3(a) or this Section 3(b), be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Ropes & Gray LLP or Goodwin Procter LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act.

         4.       Required Registration.

                  (a) At any time after 180 days after any registration statement covering the initial public offering of securities of the Company under the Securities Act shall have become effective, the holders of Senior Securities constituting at least 50% of the total outstanding shares of Restricted Stock then held by the holders of Senior Securities may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice. For purposes of this Section 4 and Sections 5 and 6, the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, provided, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Securities shall be entitled to sell such Preferred Securities to the underwriters for conversion or exercise and sale of the shares of Common Stock issued upon conversion or exercise thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this
Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 and in which there shall have been effectively registered all

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shares of Restricted Stock as to which registration shall have been requested.
If any registration made pursuant to this Section 4 is an underwritten offering, then the holders of the Senior Securities holding at least 50% of the total shares of Restricted Stock being included in the underwritten offering shall select the underwriter, subject to the consent of the Company (which consent shall not be unreasonably withheld).

                  (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register within 60 days of the initial request under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two (2) occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) The Company shall be entitled to include in the registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this
Section 4 until the completion of the period of distribution of the registration contemplated thereby.

         E. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an

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underwritten public offering of Common Stock, the number of shares of Restricted
Stock to be included in such an underwriting may be reduced (first by excluding Series A Preferred and Series B Preferred holders on a pro rata basis and second, if necessary by excluding the holders of the Senior Securities on a pro rata basis) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided, further, however, that in no event may less than one-third of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

         6. Registration on Form S-3. In addition to the rights set forth in Section 4, if at any time (i) a holder or holders of Preferred Securities or Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, which registration statement may be a shelf registration statement, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register within 30 days of such request under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6, and provided, further, however, that the requirements contained in the first sentence of
Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

         7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as herein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided). Notwithstanding the provisions of this Section 7(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed and the Company has provided the holders of Preferred Securities and Restricted Stock with prior notice in writing of such suspension;

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                  (b)      prepare and file with the Commission such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement

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thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

         The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         9.       Indemnification and Contribution.

                  (a) By the Company. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify

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and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) By each Preferred Holder. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state, therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

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                  (c)      Notice. Promptly after receipt by an indemnified
party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or, (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Company on the one hand and

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of such holder on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or such holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

         11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         12. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, as amended to date, or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         13.      Miscellaneous.

                  (a) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Securities or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Securities or Restricted Stock shall only inure to the benefit of a transferee of Preferred Securities or Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued pursuant to the respective purchase agreement under which such shares of Restricted Stock were originally purchased, to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto; provided further that such transferee agrees in writing to be bound by all terms and conditions of this Agreement.

                  (b) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given upon being delivered in person, mailed by the next business day service of a nationally recognized courier, mailed by certified or registered mail, return receipt requested, or sent by telecopier (and promptly confirmed by any of the foregoing methods of delivery), addressed as follows:

                           If to the Company:

                           131 Clarendon Street
                           Boston, Massachusetts 02116
                           Attention:  Marc D. Beer
                           Tel:  (617) 266-4373
                           Fax: (617) 266-9391

                           with a copy to:

                           Laura C. Hodges Taylor, Esq.
                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA  02109
                           Tel:  (617) 570-1000
                           Fax: (617) 523-1231

                           If to a Purchaser:

at such Purchaser's respective address set forth on Exhibit A, with a copy (i) in the case of communications to Nomura International plc, to:

                           Doug Warner
                           Weil, Gotshal & Manges
                           One South Place
                           London EC2M 2WG
                           Tel: 44 20 7903 1036
                           Fax: 44 20 7903 0990

(ii) in the case of communications to BB BioVentures L.P., MPM BioVentures Parallel Fund, L.P., or MPM Asset Management Investors 2000A LLC, to:

                           Laura C. Hodges Taylor, Esq.
                           Goodwin, Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Tel: (617) 570-1000
                           Fax: (617) 523-1231

(iii) in the case of communications to TD Javelin Capital Fund II, L.P., TD Lighthouse Capital Fund, L.P., Zero Stage Capital V Limited Partnership, or Zero Stage Capital VI, L.P., to:

                           Law Offices of Gloria M. Skigen
                           Two Greenwich Plaza, Third Floor
                           Greenwich, CT 06830
                           Tel: (203) 861-1717
                           Fax: (203) 861-2498

(iv) in the case of communications to Cynthia A. Fisher, Cynthia A. Fisher 1999 Family Trust, Fisher (WD) Family LP or Aurora Assets LLC, to:

                                    John J. Concannon III
                                    Bingham Dana LLP
                                    150 Federal Street
                                    Boston, Massachusetts 02110
                                    Tel: (617) 951-8874
                                    Fax: (617) 951-8736

(v) in the case of Genzyme Corporation to:

                                    Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts 07139
                                    Attention: Chief Legal Officer
                                    Tel.: (617)252-7500
                                    Fax: (617-252-7553

and (vi) in the case of Compagnie Financiere Montchoisi S.A., Luxembourg to:

                                    Beatrice Casarin
                                    R. Zurcher Consulenze SA
                                    Corso Pestalozzi 4a
                                    6900 Lugano
                                    Switzerland
                                    Tel: (41) 91 923-7174
                                    Fax: (41) 91 922-6216

or, in any such case, at such other address or addresses as may have been furnished in writing to the Company by such Purchaser.

         If to any subsequent holder of Preferred Securities or Restricted
Stock:

at such address as may have been furnished to the Company in writing by such holder; or, in any such case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Securities or Restricted Stock) or to the holders of Preferred Securities or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts or choice of law provisions thereof.

                  (d) Amendment; Waiver. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 75% of the outstanding shares of Restricted Stock, acting together as a single class.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Termination of Registration Rights. The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the eleventh anniversary of the date of this Agreement.

                  (g) "Lock-Up" Agreement. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).

                  (h) Subsequent Registration Rights. The Company shall not grant to any third party any registration rights, except in connection with a new equity financing, and in such case, such registration rights shall not be more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

                  (i) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (j) Injunctive Relief. Each of the parties acknowledge that any breach of this Agreement by any one of them will cause irreparable harm to the other parties thereto and that in the event of such breach, the parties hereto shall be entitled, in addition to monetary damages and to any other remedies available under this Agreement and at law, to equitable relief, including injunctive relief.

                  (k) Entire Agreement. This Agreement, together with the other Related Agreements (as defined in the Series K Purchase Agreement), embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understanding relating to the subject matter hereof, including, without limitation, the Old Registration Rights Agreement. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  (l) Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Fifth Amended and Restated Registration Rights Agreement shall be a binding agreement between the Company and you.

                                  VIACELL, INC.

                                  By:  /s/ Marc D. Beer
                                       --------------------------------------
                                       Marc D. Beer
                                       Chief Executive Officer

AGREED TO AND ACCEPTED as of the date first above written.

                      [PURCHASER SIGNATURE PAGE TO FOLLOW]

                                  VIACELL, INC.

                     SIGNATURE PAGE FOR HOLDERS OF WARRANTS,
               SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK, SERIES F PREFERRED STOCK, SERIES G PREFERRED STOCK, SERIES H PREFERRED STOCK, SERIES I PREFERRED STOCK, SERIES J PREFERRED STOCK
                          AND SERIES K PREFERRED STOCK,

By his, her or its execution and delivery of this signature page, the undersigned hereby joins in and agrees to be bound by the terms and conditions of each of the following agreements, subject to, and as of the date of, the execution and delivery of such agreements by ViaCell, Inc. (the "Corporation"):
(i) the Fourth Amended and Restated Investor's Rights Agreement to which this signature page is attached, by and among the Corporation and the Investors named therein (the "Investors' Rights Agreement"), as a "Series A Investor," "Series B Investor," "Series C Investor," "Series D Investor," "Series E Investor," "Series F Holder," "Series G Investor," "Series H Investor," "Series I Investor," "Series J Investor" and/or "Series K Investor" thereunder, (ii) the Fifth Amended and Restated Registration Rights Agreement to which this signature page is attached, by and among the Corporation and the Purchasers named therein (the "Registration Rights Agreement"), as a holder of "Warrants" and/or a "Series A Purchaser," "Series B Purchaser," "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser," "Series I Purchaser," "Series J Purchaser," and/or "Series K Purchaser" thereunder, and (iii) Fifth Amended and Restated Stockholders Agreement to which this signature page is attached, by and among the Corporation and the Stockholders named therein (the "Stockholders Agreement"), as a "Series A Purchaser," "Series B Purchaser," "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser," "Series I Purchaser," "Series J Purchaser," and/or "Series K Purchaser" thereunder, and authorizes this signature page to be attached to the Investors' Rights Agreement, the Registration Rights Agreement and the Stockholders Agreement, or counterparts thereof.

         EXECUTED this ____ day of _________, 2003.

                                             ________________________________
                                             Print Name of Investor

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________

                                             Record Address:_________________
                                             ________________________________
                                             ________________________________

                                             Facsimile No.:__________________

                                    EXHIBIT A

WARRANT HOLDERS:

BB BioVentures L.P.
111 Huntington Avenue.
Boston, MA 02199

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223

Zero Stage Capital V Limited Partnership
101 Main Street, 17th Floor
Cambridge, MA 02142

Seaflower Health and Technology Fund, L.L.C.
1000 Winter Street
Suite 1000
Waltham, MA 02154

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA  91320-1789
Attention:  Treasurer

ARE-One Innovation Drive
135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101

General Electric Capital Corporation
GE Capital Funding
Life Science & Technology Finance
Attn: Portfolio Manager
401 Merritt Seven, Suite 23
Norwalk, CT 06851

SERIES A PURCHASERS:

Charles J. Kraus and Elaine Kraus
Kraus as Joint Tenants
with Rights of Survivorship
6570 Altura Place
Boca Raton, FL 33433

Charles Greenberg
6150 N. Highway 1
Little River, CA 95456

Claire S. Ellis a/k/a
Claire S. Ellis (Greenberg)
6150 N. Highway 1
Little River, CA 95456

SERIES B PURCHASERS:

James A. Funt
8625 Evergreen Place
Philadelphia, PA 19118

Jessica Wallraff
2200 Colorado Ave., #304
Santa Monica, CA 90404

Noah Greenberg
180 W. Houston Street, Apt. 3H
New York, NY 10014

Altoona Partners, L.P.
332 Fifth Avenue
Pittsburgh, PA 15222

Robert Kraus
5312 Lyoncrest Court
Dallas, TX 75287

Ina Kraus
5312 Lyoncrest Court
Dallas, TX 75287

Cheryl Messik
1040 W. Ingomar Road
Pittsburgh, PA 15237
Michael Kraus
1040 W. Ingomar Road
Pittsburgh, PA 15237

Irwin Leav
21 Codger Lane
Sudbury, MA 01776

Leslie Clark
82 Arnold Road
Wellesley, MA 02181

SERIES C PURCHASERS:

Zero Stage Capital V Limited Partnership
101 Main Street, 17th Floor
Cambridge, MA 02142

Seaflower Health and Technology Fund,
L.L.C.
1000 Winter Street, Suite 1000
Waltham, MA 02154

Massachusetts BioMedical Initiatives, Inc.
One Innovation Drive
Worcester, MA  01605

SERIES D PURCHASERS:

Zero Stage Capital V Limited Partnership
101 Main Street, 17th Floor
Cambridge, MA 02142

Seaflower Health and Technology Fund,
L.L.C.
1000 Winter Street
Suite 1000
Waltham, MA 02154

BB BioVentures L.P.
111 Huntington Avenue.
Boston, MA 02199

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223

SERIES E PURCHASERS:

Zero Stage Capital V Limited Partnership
101 Main Street, 17th Floor
Cambridge, MA 02142

Seaflower Health and Technology Fund,
L.L.C.
1000 Winter Street
Suite 1000
Waltham, MA 02154

BB BioVentures L.P.
111 Huntington Avenue.
Boston, MA 02199

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223

SERIES F PURCHASERS:

Cynthia A. Fisher
186 Park Street
Newton, MA 02458

Cynthia A. Fisher 1999 Family Trust
c/o Kirstin Lynde, Trustee
23 Massasoit Ave.
Sudbury, MA  01776-2364
AND
c/o Jonathan Goldstein, Trustee
TA Associates, Inc.
125 High Street, Suite, 2500
Boston, MA 02110

Fisher (WD) Family LP
c/o W. Donald Fisher
Box 120 RR4
Mill Road
Selinsgrove, PA 17870
AND
7683 Fairway Woods Drive
Sarasota, FL 34238

SERIES G PURCHASERS:

BB BioVentures L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM BioVentures Parallel Fund, L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM Asset Management Investors
2000A LLC
111 Huntington Avenue.
Boston, MA 02199

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223

TD Javelin Capital Fund II, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223

TD Lighthouse Capital Fund, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

Zero Stage Capital VI L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142

SERIES H PURCHASERS:

DWS Investment GMBH
Gruneburgweg 113-115
60612 Frankfurt am Main
Germany

Nomura International plc
One St. Martin's le Grand
London, EC1A 4NP
United Kingdom
Attn: Denise Pollard-Knight

Stephens-Viacell LLC
111 Center Street
Suite 2400
Little Rock, AK 72201
Attn: Skip Clemmons

Pharmbio Growth Fund Pte Ltd.
250 North Bridge Rd.
#27-04 Raffles City Tower
Singapore 179101

Zero Stage Capital VII, L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142
Attn: Brian Johnson

Zero Stage Capital (Cayman) VII, L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142
Attn: Brian Johnson

BB Bioventures, L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM Bioventures Parallel Fund, L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM Asset Management Investors
2000A LLC
111 Huntington Avenue.
Boston, MA 02199

Capital Technologies CDPQ Inc.
1981 McGill College Ave., Suite 1300
Montreal H3A 2N4
Quebec, Canada

UOB Venture Technology Investment Ltd.
80 Raffles Place #30-20
UOB Plaza 2
Singapore 048624
Attn: Jean Thoh

UOB Venture Investments II Limited
80 Raffles Place #30-20
UOB Plaza 2
Singapore 048624
Attn: Jean Thoh

TD Javelin Capital Fund II, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

TD Lighthouse Capital Fund, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

Fisher (WD) Family LP
c/o W. Donald Fisher
Box 120 RR4
Mill Road
Selinsgrove, PA 17870
AND
7683 Fairway Woods Drive
Sarasota, FL  34238

Fund Isabella Limited Partnership
312 Walnut Street, Suite 3540
Cincinnati, OH 45202
Attn: Margaret Wyant

Sharon Whitely
21 Union Wharf
Boston, MA 02109

Pedro Huertas
283 Simon Willard Road
Concord, MA 01742

Thomas Duckworth
77 Stonegate Lane
Lake Forest, IL 60045

Patricia Hanratty
Pamet Ventures
225 Bay Point Road
Swansea, MA 02777

Kathleen M. Elliott
197 8th Street, #410
Charlestown, MA 02129

Karen Shaeffer
1574 Peregrine Point Drive
Sarasota, FL 34321

Donna Tamaroff
766 Spring Valley Road
Doylestown, PA 18901

Ann Sprague
3445 W. Foxes Den Drive
Tucson, AZ 85745

Susan Whitehead
263 Washington Street
Suite 100
Wellesley Hills, MA 02481

Elaine Hyman,
Custodian for Charles B. Hyman
Custodian for Julia B. Hyman
Custodian for Emily B. Hyman
281 Barr Avenue
Teaneck, NJ 07666

SERIES I PURCHASERS:

Biomedical Sciences Investment Fund
PTE LTD
250 North Bridge Road
#27-04 Raffles City Tower
Singapore 179101
Attn: Sze Kuan SIM

Genzyme Corporation
One Kendall Square
Cambridge, MA 02139
Attn: Executive Vice President,
Therapeutics and Genetics

UOB Capital Investments Pte Ltd.
80 Raffles Place #30-20
UOB Plaza 2
Singapore 048624
Attn: Jean Thoh

Stephens-ViaCell LLC
111 Center Street
Suite 2400
Little Rock, AK 72201
Attn: Skip Clemmons

Zero Stage Capital VII, L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142
Attn: Brian Johnson

Zero Stage Capital (Cayman) VII, L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142
Attn: Brian Johnson

Zero Stage Capital SBIC VII, L.P.
101 Main Street, 17th Floor
Cambridge, MA 02142

Attn: Brian Johnson

Nomura International plc
One St. Martin's le Grand
London, EC1A 4NP
United Kingdom
Attn: Denise Pollard-Knight

Tullis-Dickerson Capital Focus II, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

TD Origen Capital Fund, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

TD Lighthouse Capital Fund, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

TD Javelin Capital Fund II, L.P.
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attn: James L.L. Tullis

SmithKline Beecham Corporation
d/b/a GlaxoSmithKline, Inc.
5 Moore Dr.
Research Triangle Park, NC 27709
Attn:  General Counsel

Glaxo Group Limited
GSK House
980 Great West Rd.
Brentford, Middlesex
UK TW 8 9GS
Attn: General Counsel

SERIES I HOLDERS:

MPM Bio Ventures II QP L.P.
111 Huntington Ave. - 31st floor
Boston, MA 02199

MPM Bio Ventures GmbH & Co. Parallel
Bet. KG
Prannerstr. 15
80333 Munchen, Germany

MPM Bio Ventures II L.P.
111 Huntington Ave. - 31st floor
Boston, MA 02199

MPM Asset Management Inv. 2001L.L.C.
111 Huntington Ave. - 31st floor
Boston, MA 02199

Kourion RM (Regenerative Medizin)
GmbH
Helenenstr. 19
40764 Langenfeld, Germany
MPM Founders LLC
111 Huntington Ave. - 31st floor
Boston, MA 02199

Philip H. Coelho
3146 Gold Camp Drive
Rancho Cordova, CA 95670-6022

Dr. Johannes Fischer
Schopenhauerstr. 3
41470 Neuss, Germany
IRK-Vermogensverwaltungs GmbH
Am Rindergraben 2
41470 Neuss, Germany

TTHU Technologietransfer Heinrich-
Heine-Universitat GmbH
Konigsallee 20
40212 Dusseldorf, Germany

Gesellschaft von Freunden und Forderern
an der Heinrich-Heine-Universitat
Dusseldorf e.V.
Ernst-Schneider-Platz 1
40212 Dusseldorf, Germany

Dr. Andreas Knipper
Am Kaulacker 13
41470 Neuss, Germany

Dr. Hans-Dieter Royer
Am Botanischen Garten 31,
40225 Dusseldorf, Germany

SERIES J PURCHASERS:

Genzyme Corporation
One Kendall Square
Cambridge, MA 02139
Attn: Stephen Potter

Permal Investment Holdings N.V.
900 Third Avenue
New York, NY 10022
Attn: Judy Tchou

Stephens Group
111 Center Street
Suite 2400
Little Rock AK 72201-4330
Attn: Skip Clemmons

Compagnie Financiere Montchoisi S.A.,
Luxembourg
Societe Anonyme Holding
15, Boulevard Roosevelt - 2450
Luxembourg
R.C.S. Luxembourg: B-24.944
Attn: Mr. Didier Kirsch

Deutsche Bank Int'l Trust Co. (Jersey)
Ltd.
P.O. Box 634, St. Paul's Gate
New Street, St. Helier
Jersey JE4 8YP
Channel Islands
Attn: John Bertram

BB BioVentures L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM BioVentures Parallel Fund, L.P.
111 Huntington Avenue.
Boston, MA 02199

MPM Asset Management Investors
2000A LLC
111 Huntington Avenue
Boston, MA 02199

SWAN Private Equity Verwaltungs GmbH
Hochstrasse 12
47877
Willich-Schiefbahn, Germany
Attn: Markus Voelkel

Fund Isabella Limited Partnership
312 Walnut Street, Suite 3540
Cincinatti, OH 45202
Attn: Susan Schieman

General Electric Capital Corporation
GE Capital Funding
Life Science & Technology Finance
Attn: Portfolio Manager
401 Merritt Seven, Suite 23
Norwalk, CT 06851

Cheyne Value Fund LP
13 Park Place
London SW1A 1LP
Attn: Gary Ibbott, CFO

Timo Kipp
Tschuggen Grand House - 7050 Arosa,
Switzerland

SIF Investment Company
Lowenstrausse 19 - 8001 Zurich,
Switzerland
Attn: N. Peter Ruys, President
      Matthias Jenzer, Vice President

Sven Ley
Herrenwiesstrasse 26 - 82031 Grunwald -
Germany

David Pitblado
9 The Vale
London SW3 6AG
ENGLAND

UOB Venture Technology Investments
Ltd
80 Raffles Place, #30-20
UOB Plaza 2
Singapore 048624
Attn: Jean Thoh

UOB Venture Investments II Limited
80 Raffles Place, #30-20
UOB Plaza 2
Singapore 048624
Attn: Jean Thoh

3V SourceOne Ventures Fund Limited
321 Orchard Road, #08-06
Singapore (238866)
Attn: Eugene Hsu

High Tor Limited
P.O. Box N-4857
2 Cable Beach Court
Nassau, Bahamas
Attn: Paul R. Sandford

Kendall Family Investments, LLC
1251 Avenue of the Americas
New York, NY 10020
Attn: General Counsel

Moore Macro Fund, L.P.
c/o Moore Capital Management, LLC
1251 Avenue of the Americas
New York, NY 10020
Attn: General Counsel
AND
Citco Fund Administrator
One Montague Place
Nassau, Bahamas

SERIES K PURCHASER:

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA  91320-1789
Attention:  Treasurer